Exhibit 5.1

Blue-Touch Holdings Group Co., Ltd	D +852 3656 6054 / +852 3656 6073
E nathan.powell@ogier.com
rachel.huang@ogier.com

Reference: NMP/RYH/503721.00001

11 November 2024

Blue-Touch Holdings Group Co., Ltd (the Company)

We have acted as Cayman Islands counsel to the Company in connection with the Company’s registration statement on Form F-1, including all amendments and supplements thereto (the Registration Statement), as filed with the U.S. Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended to date. The Registration Statement relates to the offering by the Company (the Offering) of 2,000,000 ordinary shares of a par value of US$0.0005 each of the Company (the Ordinary Shares) and up to 300,000 additional Ordinary Shares which the underwriter of the Offering, AC Sunshine Securities LLC, will have a 45-day option to purchase from the Company to cover over-allotments (if any) pursuant to the Underwriting Agreement (as defined in Schedule 1).

We are furnishing this opinion as Exhibits 5.1 and 23.2 to the Registration Statement.

1	Documents examined

For the purposes of giving this opinion, we have examined originals, copies, or drafts of the documents set forth in Schedule 1. In addition, we have examined the corporate and other documents and conducted the searches listed in Schedule 1. We have not made any searches or enquiries concerning, and have not examined any documents entered into by or affecting the Company, or any other person, save for the searches, enquiries and examinations expressly referred to in Schedule 1.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in this paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

(a)	all original documents examined by us are authentic and complete;

(b)	all copies of documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;

(c)	all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine;

Ogier Providing advice on British Virgin Islands, Cayman Islands and Guernsey laws Floor 11 Central Tower 28 Queen's Road Central Central Hong Kong T +852 3656 6000 F +852 3656 6001 ogier.com	Partners Nicholas Plowman Nathan Powell Anthony Oakes Oliver Payne Kate Hodson David Nelson Justin Davis Joanne Collett Dennis Li	Florence Chan* Lin Han† Cecilia Li** Rachel Huang** Yuki Yan** Richard Bennett**‡ James Bergstrom‡ Marcus Leese‡	* admitted in New Zealand † admitted in New York ** admitted in England and Wales ‡ not ordinarily resident in Hong Kong

(d)	each of the Good Standing Certificate, the Registers and the Director’s Certificate (each as defined in Schedule 1) is accurate and complete as at the date of this opinion;

(e)	the CORIS Search (as defined in Schedule 1) which we have examined is accurate and that the information disclosed by the CORIS Search is true and complete and that such information has not since been altered;

(f)	all copies of the Registration Statement and the Documents are true and correct copies and the Registration Statement and the Documents conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement or any Documents has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated;

(g)	the Board Resolutions (as defined in Schedule 1) remain in full force and effect and each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving the Registration Statement and the Documents and no director has a financial interest in or other relationship to a party of the transactions contemplated by the Registration Statement and the Documents which has not been properly disclosed in the Board Resolutions;

(h)	each of the parties to the Registration Statement and the Documents other than the Company is duly incorporated, formed or organised (as applicable), validly existing and in good standing under all relevant laws;

(i)	each of the Registration Statement and the Documents has been or will be authorised and duly executed and unconditionally delivered by or on behalf of all parties to it in accordance with all applicable laws (other than, in the case of the Company, the laws of the Cayman Islands);

(j)	each of the Registration Statement and the Documents has been or will be legal, valid and binding and enforceable against all relevant parties in accordance with its terms under relevant law (other than, in the case of the Company, the laws of the Cayman Islands);

(k)	none of the opinions expressed herein will be adversely affected by the laws or public policies of any jurisdiction other than the Cayman Islands. In particular, but without limitation to the previous sentence:

(i)	the laws or public policies of any jurisdiction other than the Cayman Islands will not adversely affect the capacity or authority of the Company; and

(ii)	neither the execution or delivery of the Registration Statement or the Documents nor the exercise by any party to the Registration Statement or the Documents of its rights or the performance of its obligations under them contravene or will contravene those laws or public policies;

(l)	there are no agreements, documents or arrangements (other than the documents expressly referred to in this opinion as having been examined by us) that materially affect or modify the Registration Statement, the Documents or the transactions contemplated by them or restrict the powers and authority of the Company in any way;

(m)	no monies paid to or for the account of any party under the Registration Statement and the Documents represent or will represent criminal property or terrorist property (as defined in the Proceeds of Crime Act (as revised) and the Terrorism Act (as revised), respectively);

(n)	there are no circumstances or matters of fact existing which may properly form the basis for an application for an order for rectification of the register of members of the Company;

(o)	the certificates for the Ordinary Shares will conform to the Share Certificates (as defined in Schedule 1) and upon issuance will have been duly countersigned by the transfer agent and duly registered by the registrar for the Ordinary Shares, or, if uncertificated, valid book-entry notations for the issuance of the Ordinary Shares in uncertificated form will have been duly made in the share register of the Company;

(p)	no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any of the Ordinary Shares;

(q)	at the time of the issuance of any Ordinary Shares in accordance with its terms:

(i)	the Company will not have been struck off or placed in liquidation; and

(ii)	the issue price for each Ordinary Share will not be less than the par value of such share;

(r)	the draft amended and restated articles of association appended to the Registration Statement will be adopted by the Company in accordance with the Memorandum and Articles (as defined in Schedule 1) prior to the date that any Ordinary Shares are issued by the Company; and

(s)	there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the qualifications set forth in Schedule 2 and the limitations set forth below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar of Companies of the Cayman Islands (the Registrar) under the laws of the Cayman Islands.

Authorised share capital

(b)	The authorised share capital of the Company is US$50,000.00 divided into 100,000,000 ordinary shares of a par value of US$0.0005 each.

Valid issuance of shares

(c)	The Ordinary Shares to be offered and issued by the Company as contemplated by the Registration Statement and the Underwriting Agreement have been duly authorised and, when issued by the Company upon:

(i)	payment in full of the consideration as set out in the Registration Statement and the Underwriting Agreement and in accordance with the terms set out in the Registration Statement and the Underwriting Agreement and in accordance with the Board Resolutions and the Memorandum and Articles; and

(ii)	the entry of those Ordinary Shares as fully paid on the register of members of the Company,

shall be validly issued, fully paid and non-assessable.

Registration statement - taxation

(d)	The statements contained in the Registration Statement in the section headed “Cayman Islands Taxation”, insofar as they purport to summarise the laws or regulations of the Cayman Islands, are accurate in all material respects and that such statements constitute our opinion.

4	Limitations

4.1	We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the documents reviewed to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands;

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the documents reviewed (or as to how the commercial terms of such documents reflect the intentions of the parties), the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Registration Statement and any other agreements into which the Company may have entered or any other documents; or

(c)	as to whether the acceptance, execution or performance of the Company’s obligations under the documents reviewed by us will result in the breach of or infringe any other agreement, deed or document (other than the Memorandum and Articles) entered into by or binding on the Company.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Reliance

6.1	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings "Enforceability of Civil Liabilities" and “Legal Matters” of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

6.2	This opinion may be used only in connection with the issue of the Ordinary Shares by the Company while the Registration Statement is effective. With the exception of your professional advisers (acting only in that capacity), it may not be relied upon by any person, other than persons entitled to rely upon it pursuant to the provisions of the U.S. Securities Act of 1933, as amended, without our prior written consent.

Yours faithfully

/s/ Ogier

Ogier

SCHEDULE 1

Documents examined

1	The certificate of incorporation of the Company dated 27 September 2021 issued by the Registrar.

2	The memorandum and articles of association of the Company dated and filed with the Registrar on 27 September 2021 as amended by unanimous written resolutions by all of the shareholders dated and filed with the Registrar on 6 September 2022 (together, the Memorandum and Articles).

3	A certificate of good standing dated 5 June 2024 (the Good Standing Certificate) issued by the Registrar in respect of the Company.

4	The register of directors and officers of the Company as provided to us on 23 January 2024 (the Register of Directors).

5	The register of members of the Company as provided to us on 23 January 2024 (together with the Register of Directors, the Registers).

6	A certificate signed by a director of the Company confirming certain matters of facts dated 11 November 2024 (the Director's Certificate).

7	A copy of the written resolutions of all of the directors of the Company dated 19 December 2023, 6 June 2024 and 16 October 2024 approving, among other things, the Company's filing of the Registration Statement and issuance of the Ordinary Shares (together, the Board Resolutions).

8	The Register of Writs and Other Originating Process at the office of the Clerk of Courts in the Cayman Islands as inspected by us on 11 November 2024 (the Register of Writs).

9	A search of the Cayman Online Registry Information Service conduced against the Company at the Registrar on 11 November 2024 (the CORIS Search).

10	The Registration Statement.

11	A draft of the form of underwriting agreement to be entered into by the Company and AC Sunshine Securities LLC as underwriter (the Underwriting Agreement).

12	A draft specimen certificate for the Ordinary Shares (the Share Certificates, together with the Underwriting Agreement, the Documents).

SCHEDULE 2

Qualifications

Good standing

1	Under the Companies Act (Revised) (Companies Act) of the Cayman Islands, annual returns in respect of the Company must be filed with the Registrar, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

2	In good standing means only that as of the date of the Good Standing Certificate the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar. We have made no enquiries into the Company's good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

Register of members

3	Under the Companies Act, the register of members of a Cayman Islands company is by statute regarded as prima facie evidence of any matters which the Companies Act directs or authorises to be inserted therein. A third party interest in the shares in question would not appear. An entry in the register of members may yield to a court order for rectification (for example, in the event of fraud or manifest error).

Non-assessable

4	In this opinion, the phrase “non-assessable” means, with respect to the Ordinary Shares, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Ordinary Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

5	We are not aware of any Cayman Islands authority as to when the courts would set aside the limited liability of a shareholder in a Cayman Islands company. Our opinion on the subject is based on the Companies Act and English common law authorities, the latter of which are persuasive but not binding in the courts of the Cayman Islands. Under English authorities, circumstances in which a court would attribute personal liability to a shareholder are very limited, and include: (a) such shareholder expressly assuming direct liability (such as a guarantee); (b) the company acting as the agent of such shareholder; (c) the company being incorporated by or at the behest of such shareholder for the purpose of committing or furthering such shareholder’s fraud, or for a sham transaction otherwise carried out by such shareholder. In the absence of these circumstances, we are of the opinion that a Cayman Islands’ court would have no grounds to set aside the limited liability of a shareholder.

Register of Writs

6	Our examination of the Register of Writs cannot conclusively reveal whether or not there is:

a.	any current or pending litigation in the Cayman Islands against the Company; or

b.	any application for the winding up or dissolution of the Company or the appointment of any liquidator, trustee in bankruptcy or restructuring officer in respect of the Company or any of its assets,

as notice of these matters might not be entered on the Register of Writs immediately or updated expeditiously or the court file associated with the matter or the matter itself may not be publicly available (for example, due to sealing orders having been made). Furthermore, we have not conducted a search of the summary court. Claims in the summary court are limited to a maximum of CI $20,000.